UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 1, 2009
Waste Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-25955	01-0780204
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1122 International Blvd., Suite 601, Burlington, Ontario, Canada L7L 6Z8
(Address of principal executive offices)                                    (Zip Code)
Registrant’s telephone number, including area code (905) 319-1237

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On September 1, 2009 Waste Services, Inc. entered into the First Amendment to its Credit Agreement and the First Amendment to its Guarantee and US Collateral Agreement.
     A copy of the amendment is attached as Exhibit 20.1 to this Form 8-K.
Section 8 — Other Events
Item 8.01 Other Events.
     On September 16, 2009 Waste Services, Inc. issued a press release pursuant to Rule 135c of the Securities Act of 1933 announcing its intention to offer in a private placement an additional $50 million aggregate principal amount of its 9 1/2% Senior Subordinated Notes due 2014. The press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference in this Item 8.01 of this Current Report on Form 8-K.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.
20.1	First Amendment to Credit Agreement and First Amendment to Guarantee and US Collateral Agreement, dated as of September 1, 2009, among Waste Services (CA), Inc., Waste Services, Inc., the Subsidiaries of the Borrowers, and Barclays Banks Plc, as administrative agent for the Lenders.

99.1	September 16, 2009 Press Release.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
WASTE SERVICES, INC.
By: /s/ Ivan R. Cairns
Ivan R. Cairns
Executive Vice President and General Counsel
Date: September 16, 2009

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